EXHIBIT 10.55

Duke Energy Corporation 2016 Director Compensation Program Summary
 Annual Retainer and Fees. Effective January 1, 2016, the retainer and meeting fees paid to our outside directors will consist of:

Meeting Fees
Type of Fee	Fee (Other Than for Meetings)	In-person Attendance at Meetings Held in Conjunction With a Regular Board Meeting	In-Person Meetings Not Held in Conjunction With a Regular Board Meeting	Telephonic Participation in Meetings
Annual Board Retainer (Cash)	$90,000
Annual Board Retainer (Stock)	$125,000
Board Meeting Fees		$2,000	$2,500	$2,000
Annual non-executive Chairman of the Board Retainer, if applicable	$100,000
Annual Lead Director Retainer, if applicable	$40,000
Annual Audit Committee Chair Retainer	$25,000
Annual Chair Retainer (Other Committees)	$15,000
Audit Committee and Finance and Risk Management Committee Meeting Fees		$3,000	$2,500	$2,000
Nuclear Oversight Committee Meeting Fees		$4,000	$2,500	$2,000
Regulatory Policy and Operations Committee Meeting Fees		$3,500	$2,500	$2,000
Other Committee Meeting Fees		$2,000	$2,500	$2,000